DISTRIBUTION AGREEMENT

         AGREEMENT made this 12th day of July, 1996 by and between LORD ABBETT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND, INC., a Maryland corporation (hereinafter called the "Corporation"), and LORD, ABBETT DISTRIBUTOR LLC., a New York limited liability company (hereinafter called the "Distributor").

         WHEREAS, the Corporation desires to enter into an agreement with the Distributor for the purpose of finding purchasers for its securities which are issued in various Series, and the Distributor is desirous of undertaking to perform these services upon the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants and of other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

         1. The Corporation hereby appoints the Distributor its exclusive selling agent for the sale of its shares of capital stock, of all classes, and all other securities now or hereafter created or issued by the Corporation (except notes and other evidences of indebtedness issued for borrowed money), pursuant to paragraph 2 of this Agreement, and the Corporation agrees to issue (and upon request of its shareholders make delivery of certificates for) its shares of stock or other securities, subject to the provisions of its Articles of Incorporation, to purchasers thereof and against payment of the consideration to be received by the Corporation therefor. The Distributor may appoint one or more independent broker-dealers and the Distributor or any such broker-dealer may transmit orders to the Corporation at the office of the Corporation's Transfer Agent in Kansas City, Missouri, for acceptance at its office in New York. Such shares of stock shall be registered in such name or names and amounts as the Distributor or any such broker-dealer may request from time to time, and all shares of stock when so paid for and issued shall be fully paid and non-assessable.


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         2.  The  Distributor  will  act as  exclusive  selling  agent  for  the
Corporation in selling shares of its stock.

         The Distributor agrees to sell exclusively through independent broker-dealers, or financial institutions exempt from registration as a broker-dealers, and agrees to use its best efforts to find purchasers for shares of stock of the Corporation to be offered; provided however, that the services of the Distributor under this Agreement are not deemed to be exclusive, and nothing in this Agreement shall prevent Distributor, or any officer, director, partner, member or employee thereof, from providing similar services to other investment companies and other clients or to engage in other activities.

         The sales charge or premium relating to each class of shares of capital stock of the Corporation shall be determined by the Board of Directors of the Corporation, but in no event shall the sales charge or premium exceed the maximum rate permitted under Federal regulation, and the amount to be retained by the Corporation on any sale of its shares of capital stock shall in each case be the net asset value thereof (determined as provided in the Articles of Incorporation of the Corporation). From the premium the Corporation agrees to pay the Distributor a sales commission. The Distributor may allow concessions from such sales commissions. In such event the amount of the payment hereunder by the Corporation to the Distributor shall be the difference between the sales commission and any concessions which have been allowed in accordance herewith. The sales commission payable to the Distributor shall not exceed the premium.

         Recognizing the need for providing an incentive to sell and providing necessary and continuing informational and investment services to stockholders of the Corporation, the Corporation or the Distributor (by agreement) may pay independent broker-dealers periodic servicing and distribution fees based on percentages of average annual net asset value of shareholder accounts of such broker-dealers. The parties hereto incorporate by reference and agree to the terms and provision of the 12b-1 Plans of each class of stock of the Corporation.


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

         3. Notwithstanding anything herein to the contrary, sales and distributions of the Corporation's capital stock may be made upon special terms as approved by the Corporation's Board of Directors and discussed in the corporation's current prospectus.

         4. The independent broker-dealers who sell the Corporation's shares may also render other services to the Corporation, such as executing purchases and sales of portfolio securities, providing statistical information, and similar services. The receipt of compensation for such other services shall in no way reduce the amount of the sales commissions payable hereunder by the Corporation to the Distributor or the amount of the commissions, concessions or fees allowed.

         5. The Distributor agrees to act as agent of the Corporation in connection with the repurchase of shares of capital stock of the Corporation, or in connection with exchanges of shares between investment companies having the same Distributor, and the Corporation agrees to advise the Distributor of the net asset value of its shares of stock as frequently as may be mutually agreed, and to accept shares duly tendered to the Distributor. The net asset value shall be determined as provided in the Articles of Incorporation of the Corporation.

         6. The Corporation will pay all fees, costs, expenses and charges in connection with the issuance, federal registration, transfer, redemption and repurchase of its shares of capital stock, including without limitation, all fees, costs, expenses and charges of transfer agents and registrars, all taxes and other Governmental charges, the costs of qualifying or continuing the qualifications of the Corporation as broker-dealer, if required, and of registering the shares of the Corporation's capital stock under the state blue sky laws, or similar laws of any jurisdiction (domestic or foreign), costs of preparation and mailing prospectuses to its shareholders, and any other cost, expense or charge not expressly assumed by the Distributor hereunder. The Corporation will also furnish to the Distributor daily such information as may reasonably be requested by the Distributor in order that it may know all of the facts necessary to sell shares of the Corporation's stock.


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

         7. The Distributor agrees to pay the cost of all sales literature and other material which it may require or think desirable to use in connection with sale of such shares, including the cost of reproducing the offering prospectus furnished to it by the Corporation, although the Distributor may obtain reimbursement for such expenses through a 12b-1 Plan with respect to each class of stock of the Corporation. The Corporation agrees to use its best efforts to qualify its shares of stock for sale under the laws of such states of the United States and such other jurisdictions (domestic or foreign) as the Distributor may reasonably request.

         If the Distributor pays for other expenses of the Corporation or furnishes the Corporation with services, the cost of which is to be borne by the Corporation under this Agreement, the Distributor shall not be deemed to have waived its rights under this Agreement to have the Corporation pay for such expenses or provide such services in the future.

         8. The Distributor agrees to use its best efforts to find purchasers for shares of stock of the Corporation and to make reasonable efforts to sell the same so long as in the judgment of the Distributor a substantial distribution can be obtained by reasonable efforts. The Distributor is not authorized to act otherwise than in accordance with applicable laws.

         9. Neither this Agreement nor any other transaction between the parties hereto pursuant to this Agreement shall be invalidated or in any way affected by the fact that any or all of the directors, officers, stockholders, or other representatives of the Corporation are or may be interested in the Distributor, or any successor or assignee thereof, or that any or all of the directors, officers, partners, or other representatives of the Distributor are or may be interested in the Corporation, except as otherwise may be provided in the Investment Company Act of 1940.

         10. The Distributor agrees that it will not sell for its own account to the Corporation any stocks, bonds or other securities of any kind or character, except that if it shall own any of the Corporation's shares of stock or other securities, it may sell them to the Corporation on the same terms as any other holder might do.


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

         11.  Other  than to abide  by the  provisions  hereof  and  render  the services called for hereunder in good faith, the Distributor assumes no responsibility under this Agreement and, having so acted, the Distributor shall not be held liable or held accountable for any mistake of law or fact, or for any loss or damage arising or resulting therefrom suffered by the Corporation or any of the stockholders, creditors, directors, or officers of the Corporation; provided, however, that nothing herein shall be deemed to protect the
Distributor against any liability to the Corporation or its shareholders by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of the reckless disregard of its obligations and duties hereunder.

         12. The Distributor agrees that it shall observe and be bound by all of the terms of the Articles of Incorporation, including any amendments thereto, of the Corporation which shall in any way limit or restrict or prohibit or otherwise regulate any action of the Distributor.

         13. This Agreement shall continue in force for two years from the date hereof and it is renewable annually thereafter by specific approval of the Board of Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Corporation; any such renewal shall be approved by the vote of a majority of the directors who are not parties to this Agreement or interested persons of the Distributor or of the Corporation, cast in person, at a meeting called for the purpose of voting on such renewal.

         This Agreement may be terminated without penalty at any time by the Board of Directors of the Corporation or by vote of a majority of the outstanding voting securities of the Corporation on 60 days' written notice. This Agreement shall automatically terminate in the event of its assignment. The terms "interested persons", "assignment" and "vote of a majority of the outstanding voting securities" shall have the same meaning as those terms are defined in the Investment Company Act of 1940.


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

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed by its duly authorized officers and its corporate seal to be affixed thereto, and the Distributor has caused this Agreement to be executed by one of its partners all on the day and year first above written.


                           LORD ABBETT U.S. GOVERNMENT SECURITIES MONEY
                           MARKET FUND, INC.

                           By:  /s/ KENNETH B. CUTLER
                                ---------------------
                                    Vice President

Attest:
/s/ Thomas Konop
Assistant Secretary

                                    LORD ABBETT DISTRIBUTOR LLC
                                    By  LORD, ABBETT & CO.

                                    By:  /s/  ROBERT S. DOW
                                         ------------------
                                    A Partner
                                    Managing Member